Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2019 Results

NEW YORK – March 12, 2020 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the year ended December 31, 2019.

•	Total revenue was $14.7 million in the fourth quarter of 2019, a 6% increase from $13.8 million in the third quarter of 2019. Total revenue was $15.0 million in the fourth quarter of 2018.

•	Net income was $0.1 million in the fourth quarter of 2019, or $0.00 per basic and diluted share, compared to a net loss of $0.6 million, or $(0.02) per basic and diluted share, in the third quarter of 2019 and a net loss of $0.2 million, or $(0.01) per basic and diluted share, in the fourth quarter of 2018.

•	Total revenue for the year ended December 31, 2019 was $55.9 million, a decline of 3% from $57.4 million in 2018.

•	Net loss was $1.6 million, or $(0.06) per basic and diluted share, in the year ended December 31, 2019, compared to a net loss of $0.3 million, or $(0.01) per basic and diluted share, in 2018.

•	Adjusted EBITDA (as defined below) was $1.6 million in the fourth quarter of 2019, compared to $0.9 million in the third quarter of 2019 and $1.2 million in the fourth quarter of 2018. Adjusted EBITDA for the year ended December 31, 2019 was $3.3 million compared to $6.4 million for the year ended December 31, 2018.

•	Cash and cash equivalents were $10.9 million at both December 31, 2019 and December 31, 2018.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts. The tables that accompany this release set out results by segment.

Correction of Errors

During the preparation of the 2019 consolidated financial statements, management became aware of an error in the Company’s accounting for foreign currency remeasurement of refundable taxes in one of its foreign subsidiaries under ASC 830, Foreign Currency Matters spanning from 2008 to 2018 and an overstatement of two accruals. Certain financial information for 2018 has been restated due to the correction of these errors. The tables that accompany this release set out financial information for the year ended 2018, both as previously reported and as restated. For further information relating to these errors, please refer to the explanatory note above the tables.

Jack Abuhoff, Chairman and CEO, said, “We are pleased to report sequentially improved revenue, gross margin and Adjusted EBITDA performance in the quarter. We emerged from 2019 with a redesigned solutions and product portfolio to address the data needs of enterprises across verticals for data annotation and data transformation. These solutions and products leverage the data services we have provided historically for large information companies and the significant investments we have made in AI technology over the past three years. We are confident that we will see growth in 2020 as a result.”

In addition, we are pleased to report that we have spent approximately $1.84 million of the $2.0 million stock buyback authorization we announced in July, having purchased 1,503,095 shares of our stock at an average price of $1.23. We continue to see our stock as an exceptional value, and we expect to continue the buyback initiative as appropriate.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before income taxes, depreciation and amortization of intangible assets, impairment charges, stock-based compensation, and loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for operational decision-making purposes. In particular, Adjusted EBITDA facilitates period-to-period comparisons of our operating results on a consistent basis by excluding items that are not reflective of our core operations or are not within our control and helps us identify underlying trends in our business. In this regard, we believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects and allows for greater transparency with respect to key metrics used by the management in our operational decision-making. We also use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax provisions, and such provisions may reflect a reduction in cash available to us;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce;
•	Adjusted EBITDA does not reflect interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from our calculation, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, U.S. GAAP net income (loss).

A reconciliation from net income (loss) to Adjusted EBITDA (loss) is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-866-548-4713 (Domestic)
1-323-794-2093 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 2092980

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,000 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “head start,” "believe," "expect," “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” "anticipate," "indicate," "point to," “forecast,” “predict,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on our management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize in whole or in part; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; our inability to replace projects that are completed, canceled or reduced; our dependency on third-party content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; potential effects on our results of operations from interruptions in, or breaches of, our information technology systems and various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our periodic filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2019, or as updated and amended by our other periodic filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, other than as required under the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

Explanatory Note:

During the quarter ended December 31, 2019, the Company determined that the refundable taxes recorded in one of its subsidiaries were not being properly remeasured in accordance with ASC 830, Foreign Currency Matters. Under ASC 830, entities whose functional currency is the U.S. dollar are required to use the remeasurement method and classify accounts into monetary and non-monetary items. Under this method only monetary accounts are subject to foreign currency remeasurement. Monetary accounts are those items whose amounts are fixed in terms of unit of currency by contract or otherwise. The refundable taxes in the Company’s foreign subsidiary should have been classified as monetary assets and remeasured, but were excluded from remeasurement. This exclusion resulted in the understatement of the foreign exchange gains and losses for the years 2008 through 2018. Additionally, the Company identified and corrected errors relating to an overstatement of two long-standing accruals that the Company deemed to be no longer necessary. The Company evaluated the materiality of these errors on both a quantitative and qualitative basis under the guidance of ASC 250, Accounting Changes and Errors Corrections, and determined that it did not have a material impact on previously issued financial statements. The impact of the errors for the improper remeasurement of the refundable taxes and the long-standing accruals relating to periods prior to the year ended December 31, 2019 are reflected as an adjustment to the 2018 direct operating costs in the Consolidated Statement of Operations and Comprehensive Loss while the remainder of the errors were adjusted in the 2018 beginning retained earnings.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per-share amounts)

	Three Months Ended December 31,
		2018 (As Previously	2018
	2019	Reported)	(Restated)

Revenues	$14,679	$14,979	$14,979

Operating costs and expenses:
Direct operating costs	9,171	9,985	10,242
Selling and administrative expenses	4,844	4,623	4,623
Interest expense, net	15	9	9
Totals	14,030	14,617	14,874

Income before income taxes	649	362	105
Provision for income taxes	598	306	306
Consolidated net income (loss)	51	56	(201)
Income (loss) attributable to non-controlling interests	(7)	6	6
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$58	$50	$(207)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$0.00	$0.00	$(0.01)
Weighted average shares outstanding:
Basic and diluted	25,490	25,878	25,878

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per-share amounts)

	For the Years Ended December 31,
		2018 (As Previously	2018
	2019	Reported)	(Restated)

Revenues	$55,858	$57,418	$57,418

Operating costs and expenses:
Direct operating costs	37,325	39,045	39,302
Selling and administrative expenses	19,010	15,846	15,846
Goodwill impairment	-	675	675
Interest expense, net	51	33	33
Totals	56,386	55,599	55,856

Income (loss) before income taxes	(528)	1,819	1,562
Provision for income taxes	1,091	1,808	1,808
Consolidated net income (loss)	(1,619)	11	(246)
Income (loss) attributable to non-controlling interests	(17)	7	7
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,602)	$4	$(253)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.06)	$0.00	$(0.01)
Weighted average shares outstanding:
Basic and diluted	25,774	25,878	25,878

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2019	2018 (As Previously Reported)	2018 (Restated)
ASSETS
Current assets:
Cash and cash equivalents	$10,874	$10,869	$10,869
Accounts receivable, net of allowance for doubtful
accounts of $750 and $1,000, respectively	9,723	10,626	10,626
Prepaid expenses and other current assets	3,418	5,778	4,667
Total current assets	24,015	27,273	26,162
Property and equipment, net	7,125	6,813	6,813
Right-of-use asset	7,005	-	-
Other assets	2,110	2,436	2,436
Deferred income taxes	1,906	1,204	1,204
Intangibles, net	5,477	6,275	6,275
Goodwill	2,108	2,050	2,050
Total assets	$49,746	$46,051	$44,940

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,759	$4,737	$4,637
Accrued salaries, wages and related benefits	4,265	4,494	4,494
Income and other taxes	4,183	3,532	3,235
Current portion of long-term obligations	912	1,529	1,529
Operating lease liability - current portion	1,107	-	-
Total current liabilities	15,226	14,292	13,895
Deferred income taxes	363	571	571
Long-term obligations, net of current portion	4,534	4,062	4,062
Operating lease liability, net of current portion	6,731	-	-
Non-controlling interests	(3,417)	(3,440)	(3,400)
STOCKHOLDERS' EQUITY	26,309	30,566	29,812
Total liabilities and stockholders’ equity	$49,746	$46,051	$44,940

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

	Three Months Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA:	2019	Reported)	(Restated)
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$58	$50	$(207)
Depreciation and amortization	674	817	817
Stock-based compensation	211	257	257
Provision for income taxes	598	306	306
Interest expense, net	15	9	9
Non-controlling interests	(7)	6	6
Adjusted EBITDA – Consolidated	$1,549	$1,445	$1,188

	Three Months Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – DDS Segment:	2019	Reported)	(Restated)

Net income attributable to DDS segment	$41	$736	$479
Depreciation and amortization	260	425	425
Stock-based compensation	192	217	217
Provision for income taxes	609	253	253
Interest expense, net	14	6	6
Non-controlling interests	(3)	(4)	(4)
Adjusted EBITDA – DDS Segment	$1,113	$1,633	$1,376

	Three Months Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – Synodex Segment:	2019	Reported)	(Restated)

Net income attributable to Synodex segment	$2	$170	$170
Stock-based compensation	7	6	6
Non-controlling interests	(4)	10	10
Adjusted EBITDA – Synodex Segment	$5	$186	$186

	Three Months Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – Agility Segment:	2019	Reported)	(Restated)

Net income (loss) attributable to Agility segment	$15	$(856)	$(856)
Depreciation and amortization	414	392	392
Stock-based compensation	12	34	34
Provision for income taxes	(11)	53	53
Interest expense, net	1	3	3
Adjusted EBITDA (Loss) – Agility Segment	$431	$(374)	$(374)

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

	For the Years Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA:	2019	Reported)	(Restated)
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,602)	$4	$(253)
Depreciation and amortization	2,922	3,374	3,374
Goodwill impairment	-	675	675
Stock-based compensation	836	796	796
Provision for income taxes	1,091	1,808	1,808
Interest expense, net	51	33	33
Non-controlling interests	(17)	7	7
Adjusted EBITDA – Consolidated	$3,281	$6,697	$6,440

	For the Years Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – DDS Segment:	2019	Reported)	(Restated)

Net income (loss) attributable to DDS segment	$(69)	$1,871	$1,614
Depreciation and amortization	1,332	1,832	1,832
Goodwill impairment	-	675	675
Stock-based compensation	767	750	750
Provision for income taxes	1,135	1,791	1,791
Interest expense, net	47	22	22
Non-controlling interests	(7)	(15)	(15)
Adjusted EBITDA – DDS Segment	$3,205	$6,926	$6,669

	For the Years Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – Synodex Segment:	2019	Reported)	(Restated)

Net income attributable to Synodex segment	$51	$424	$424
Stock-based compensation	19	6	6
Non-controlling interests	(10)	22	22
Adjusted EBITDA – Synodex Segment	$60	$452	$452

	For the Years Ended December 31,
		2018 (As Previously	2018
Adjusted EBITDA – Agility Segment:	2019	Reported)	(Restated)

Net loss attributable to Agility segment	$(1,584)	$(2,291)	$(2,291)
Depreciation and amortization	1,590	1,542	1,542
Stock-based compensation	50	40	40
Provision for income taxes	(44)	17	17
Interest expense, net	4	11	11
Adjusted EBITDA (Loss) – Agility Segment	$16	$(681)	$(681)

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Dollars in thousands)

Revenue (by segment)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018

DDS	$10,819	$11,487	$41,172	$43,546
Synodex	1,026	1,055	3,942	4,063
Agility	2,834	2,437	10,744	9,809
Total Revenue	$14,679	$14,979	$55,858	$57,418